Exhibit 4.8

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY

BEFORE JANUARY 10, 2014.

WITHOUT PRIOR APPROVAL OF THE TSX VENTURE EXCHANGE (THE “EXCHANGE”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUED ON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JANUARY 10, 2014.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. DELIVERY OF THIS WARRANT MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE 5:00 P.M. (PACIFIC TIME) ON SEPTEMBER 9, 2016.

WARRANT CERTIFICATE

STELLAR BIOTECHNOLOGIES, INC.

(Continued under the laws of the Province of British Columbia)

WARRANT	___________ WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby.
CERTIFICATE NO. 2013-___

THIS IS TO CERTIFY THAT [Name] of [Address] (hereinafter referred to as the “holder” or the “Warrantholder”) is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Pacific time) (the “Expiry Time”) on September 9, 2016 (the “Expiry Date”), one fully paid and non-assessable common share (“Common Share”) in the capital of STELLAR BIOTECHNOLOGIES, INC., a corporation formed under the laws of the province of British Columbia, Canada (the “Company”).

These Warrants may only be exercised at the head office of the Company located at 332 East Scott Street, Port Hueneme, California, 93041, or the registered office of the Company located at Suite 401, 1231 Barclay Street, Vancouver, British Columbia, V6E 1H5 (or such other office or agency of the Company as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company).

These Warrants are issued subject to the terms and conditions appended hereto as Schedule “A”.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized officer of the Company.

DATED for reference the 9th day of September, 2013.

STELLAR BIOTECHNOLOGIES, INC.

Per:
Scott Davis, Chief Financial Officer

The Terms and Conditions of the Warrant Certificate are agreed and accepted:

BROKER NAME

Per:
Name, Title

(See terms and conditions attached hereto)

SCHEDULE “A”

TERMS AND CONDITIONS FOR WARRANT CERTIFICATE

Terms and Conditions attached to the Warrant Certificate issued by STELLAR BIOTECHNOLOGIES, INC. (the “Company”) and dated for reference the 9th day of September, 2013.

ARTICLE 1

INTERPRETATION

1.1           Definitions. In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)         “1933 Act” means the United States Securities Act of 1933, as amended;

(b)         “Common Shares” means the common shares in the capital of the Company to be issued pursuant to the exercise of Warrants;

(c)          “Company” means STELLAR BIOTECHNOLOGIES, INC., a corporation formed under the laws of the province of British Columbia, Canada unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter “Company” shall mean such successor corporation;

(d)         “Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;

(e)         “Dollars” or use of signs “US $” or “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States;

(f)          “Exchange” means the TSX Venture Exchange or such other stock exchange on which the Company’s Common Shares are listed and posted for trading;

(g)         “Exercise Date” has that meaning ascribed to that term in Section 3.2 of this Schedule “A”;

(h)         “Exercise Price” means the price of US $1.05 per share if exercised on or before September 9, 2016;

(i)          “Expiry Time” means 5:00 p.m. (Pacific Time) on the Expiry Date;

(j)          “Expiry Date” means September 9, 2016.

(k)         “herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

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(l)          “Issue Date” means the issue date of the Warrant shown on the face page of the Warrant Certificate;

(m)         “person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(n)         “Subscription Form” has that meaning ascribed to that term in Section 3.1 of this Schedule “A”;

(o)         “United States” has that meaning ascribed to it in Rule 902(1) of Regulation S;

(p)         “Warrant” means the warrant to acquire Common Shares evidenced by the Warrant Certificate; and

(q)          “Warrant Certificate” means the certificate to which these Terms and Conditions are attached.

1.2           Interpretation Not Affected by Headings.

(a)          The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

(b)          Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3           Applicable Law. The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada, and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Warrant.

ARTICLE 2

ISSUE OF WARRANT

2.1           Issue of Warrants. That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2           Additional Warrants. Subject to any other written agreement between the Company and the Warrantholder, the Company may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person.

2.3           Issue in Substitution for Lost Warrants. If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)          the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

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(b)          the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4           Warrantholder Not a Shareholder. The Warrant shall not constitute the holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof (including but not limited to voting rights) except as may be expressly provided in the Warrant.

ARTICLE 3

EXERCISE OF THE WARRANT

3.1           Method of Exercise of the Warrant. The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder delivering to the Company (whether via facsimile or otherwise) a duly completed and executed subscription form substantially in the form attached hereto as Schedule “B” (the “Subscription Form”) and a certified check, bank draft, wire transfer or a money order payable to or to the order of the Company, for the Exercise Price applicable at the time of exercise in respect of the Common Shares subscribed for in lawful money of the United States, to the Company.

3.2           Effective Date of Exercise of the Warrant. This Warrant Certificate together with such Subscription Form, certified check, bank draft, wire transfer or a money order will be deemed to be exercised only upon actual receipt thereof by the Company as set out above (the “Exercise Date”).

3.3           Effect of Exercise of the Warrant.

(a)          Upon delivery of the Subscription Form and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such delivery and such payment; and

(b)          Within five business days after delivery and payment as aforesaid, the Company shall forthwith cause the issuance to the holder of a certificate for the Common Shares purchased as aforesaid.

3.4           Subscription for Less than Entitlement. The holder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to this Warrant Certificate. Execution and delivery of a Subscription Form with respect to less than all of the shares underlying this Warrant shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of shares underlying this Warrant. Execution and delivery of a Subscription Form for all of the then- remaining shares underlying this Warrant shall have the same effect as cancellation of the original of this Warrant after delivery of the shares underlying this Warrant in accordance with the terms hereof.

3.5           Expiration of the Warrant. After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

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3.6           Hold Periods and Legending of Share Certificate. The certificates representing the Common Shares to be issued pursuant to the exercise of this Warrant shall bear a legend in substantially the following forms:

(a)

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.”

(b)

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before January 10, 2014.”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until January 10, 2014.”

ARTICLE 4

ADJUSTMENTS

4.1          Adjustments. The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)          in the event the Company shall:

(i)          pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)         subdivide its outstanding Common Shares;

(iii)        combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)        issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation);

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the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)         In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share which is lower than 95% of the current market price at the record date mentioned below (as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)          In case the Company shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (d) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as determined by the board of directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

In the event of the distribution by the Company to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

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(d)          For the purpose of any computation under subsections (b) and (c) of this Section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for twenty-five (25) consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are then traded; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such twenty-five (25) consecutive trading day period. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of shares so sold. For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Company, acting reasonably.

(e)          In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)          No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

(g)         Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)          No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if, the Company issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

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(i)          In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)          Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)          the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)         such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

4.2           Voluntary Adjustment by the Company. Subject to requisite Exchange approval, the Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

4.3           Notice of Adjustment. Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Company shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

4.4           No Adjustment for Dividends. Except as provided in Section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

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4.5           Preservation of Purchase Rights Upon Merger, Consolidation, etc. In connection with any consolidation of the Company with, or amalgamation or merger of the Company with or into, another corporation (including, without limitation, pursuant to a “takeover bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule “A”. The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

4.6           Determination of Adjustments. If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined by the Company’s Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia, that the Company may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holder.

ARTICLE 5

COVENANTS BY THE COMPANY

5.1           Reservation of Common Shares. The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

ARTICLE 6

MERGER AND SUCCESSORS

6.1           Company May Consolidate, etc. on Certain Terms. Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

6.2           Successor Company Substituted. In case the Company, pursuant to Section 6.1 shall be consolidated, amalgamated or merged with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

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ARTICLE 7

AMENDMENTS

7.1          Amendment, etc. This Warrant Certificate may only be amended and the obligations of the Company and the rights of the Warrantholder under this Warrant Certificate may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) by a written instrument signed by the Company and the Warrantholder.

ARTICLE 8

MISCELLANEOUS

8.1          Time. Time is of the essence of the terms of this Warrant Certificate.

8.2          Notice. Any notice or other communication to be given in connection with this Warrant Certificate must be in writing and given by (a) personal delivery to the party to be notified,

(b) when sent, if sent by electronic mail (including PDF) or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, to the recipient at the address below indicated:

If to the Company:

Stellar Biotechnologies, Inc.

332 E. Scott St.

Port Hueneme, CA 93041

Tel: (805) 488-2800 / Fax: (805) 488-2889

Attention: Chief Financial Officer

If to the Warrantholder:

To the address of such Holder set forth on the books and records of the Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party in accordance with the provisions of this paragraph 8.2.

8.3          Disposition of Shares and Warrant.

(a)          The Holder hereby acknowledges that: (i) this Warrant and any Common Shares issuable upon exercise of the Warrant have not been registered (A) under the 1933 Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(a)(2) of the 1933 Act as not involving any public offering, or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and (ii) that the Company’s reliance on the registration exemption under Section 4(a)(2) of the 1933 Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Warrantholder. The Warrantholder represents and warrants that he, she or it is acquiring this Warrant and will acquire Common Shares issuable upon exercise of the Warrant for investment for his, her or its own account, with no present intention of dividing his, her or its participation with others or reselling or otherwise distributing this Warrant or Common Shares issuable upon exercise of the Warrant.

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(b)          The Warrantholder hereby agrees that he, she or it will not sell, transfer, pledge or otherwise dispose of (collectively, “Transfer ”) all or any part of this Warrant and/or Common Shares issuable upon exercise of the Warrant unless and until he, she or it shall have first obtained an opinion, reasonably satisfactory to counsel for the Company, of counsel (competent in securities matters, selected by the Warrantholder and reasonably satisfactory to the Company) to the effect that the proposed Transfer may be made without registration under the 1933 Act and without registration or qualification under any United States state law.

(c)          If, at the time of issuance of Common Shares issuable upon exercise of the Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the 1933 Act and the Common Shares issuable upon exercise of the Warrant may not be sold pursuant to Rule 144 of the 1933 Act, the Company may, at its election, require that any stock certificate evidencing Common Shares issuable upon exercise of the Warrant shall bear the legend reading substantially as set forth in paragraph 3.6(a) above. In addition, so long as the foregoing legend may remain on any stock certificate evidencing Common Shares issuable upon exercise of the Warrant, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

8.4           Transfer of Warrants. Subject to applicable securities legislation (including, but not limited to, the 1933 Act) and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the TSX Venture Exchange (or any other stock exchange on which the Common Shares are listed), the Warrants evidenced hereby (or any portion thereof) may be assigned or transferred by the holder by duly completing and executing the transfer form attached hereto as Schedule “C”. The rights and obligations of the Company and Warrantholder shall be binding upon and enure to the benefit of their successors and permitted assigns.

8.5           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the holder, and for all other purposes, absent actual notice to the contrary.

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SCHEDULE “B”

SUBSCRIPTION FORM

TO:	Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041

The undersigned Holder of the within Warrants hereby subscribes for common shares (the “Common Shares”) of STELLAR BIOTECHNOLOGIES, INC. (the “Company”) pursuant to the within Warrants at US $1.05 per Common Share on the terms specified in the said Warrants. This subscription is accompanied by a certified check, bank draft, wire transfer or a money order payable to or to the order of the Company for the whole amount of the purchase price of the Common Shares.

In connection with this subscription: (check one):

1.	☐	The undersigned hereby certifies that (i) it is not a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), the definition of which includes, but is not limited to, any individual resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, and any estate or trust of which any administrator, executor or trustee is a U.S. Person), (ii) at the time of exercise it is not within the United States and it did not execute and deliver this subscription form in the United States, and (iii) it is not exercising any of the Warrants represented by this Warrant Certificate for or on behalf of any U.S. Person or person within the United States.

2.	☐	The undersigned hereby certifies that (i) it is an Accredited Investor (as defined in Rule 501(a) under the U.S. Securities Act) that purchased the Warrants represented by this Warrant Certificate directly from the Company for its own account, (ii) it is exercising the Warrants for its own account, and (iii) it remains an Accredited Investor on the date of exercise of the Warrants.

Note: The Common Shares will not be registered or delivered to a U.S. address unless the undersigned has checked box 2 above and satisfied the applicable requirements thereof. A legend will be placed on any Common Shares issued pursuant to box 2 above to the effect that the Common Shares may not be transferred except pursuant to an exemption from registration under the U.S. Securities Act and all applicable state securities laws.

The undersigned hereby directs that the Common Shares be registered as follows:

Name(s) in full	Address	Number of Common Shares

B-1

DATED this ____________day of________________________, 20____.

Name of Holder:

Signature of Holder

Mailing Address:

Instructions:

1.	The signature to the subscription must be the signature of the person appearing on the face of the Warrant Certificate.

2.	If there is more than one holder of the Warrants, all holders must sign.

3.	In the case of persons signing by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

4.	If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

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